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                              EXHIBIT NUMBER 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated March 18, 1998, included in this Annual Report into VSI Enterprises, Inc. previously filed Registration Statement No. 33-44036 on Form S-8 dated November 14, 1991, Registration Statement No. 33-44035 on Form S-8 dated November 14, 1991, Registration Statement No. 33-55094 on Form S-3 dated November 25, 1992, Registration Statement No. 33-56856 on Form S-8 dated January 8, 1993, Registration Statement No. 33-72512 on Form S-8 dated December 3, 1993, Registration Statement No. 33-81314 on Form S-8 dated July 7, 1994, Registration Statement No. 333-728 on Form S-3 dated January 30, 1996, Registration Statement No. 33-85754 on Form S-3 dated January 30, 1996 (Post-Effective Amendment No. 1), Registration Statement No. 333-15123 on Form S-3 dated October 30, 1996, Registration Statement No. 333-18237 on Form S-8 dated December 19, 1996, Registration Statement No. 333-18239 on Form S-8 dated December 19, 1996. Registration Statement No. 333-30597 on Form S-3 dated June 30, 1997 and Registration Statement No. 333-44407 on Form S-3 dated January 14, 1998.

/s/  Arthur Andersen LLP
Atlanta, Georgia
March 18, 1998